Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
MBIA Insurance Corporation:

We hereby consent to the incorporation by reference in Prospectus Supplement of IndyMac Home Equity Mortgage Loan Asset-Based Trust, Series INDS 2007-1, comprising part of the Registration Statement (No. 333-134691) of IndyMac ABS, Inc., on Form S-3 of our report dated March 8, 2006 relating to the financial statements of MBIA Insurance Corporation, which is included in Exhibit 99 in MBIA Inc.’s Annual Report on Form 10-K for the year ended December 31, 2005. We also consent to the reference to us under the heading “Experts” in such Prospectus Supplement.

/s/ PricewaterhouseCoopers LLP
New York, New York
February 13, 2007